UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 6, 2005, Omega Protein Corporation (the “Company”) and its wholly owned subsidiary, Omega Protein, Inc. (“OPI”), entered into an Approval Letter dated December 1, 2005 (“Approval Letter”) with the U.S. Department of Commerce, National Oceanic and Atmospheric Administration, National Marine Fisheries Service (“NMFS”).

In the Approval Letter, the NMFS has approved in principle OPI’s financing application under the NMFS Fisheries Finance Program and OPI is eligible to receive a loan of up to $16,442,000 from the NMFS under that program. Borrowings under the Approval Letter are expected to be used to finance and/or refinance fishing vessel refurbishments and capital expenditures relating to shore-side assets. The loan is expected to have a term not to exceed 15 years from inception and an interest rate to be determined by the U.S. Treasury. The loan will be secured by liens on OPI assets to be determined. Final approval for qualifying projects will require approval by the NMFS.

Borrowings under the Fisheries Finance Program are required to be evidenced by security agreements, undertakings and other required NMFS documents as necessary to accomplish the intent and purpose of the Approval Letter. The Company and OPI will be required to comply with customary NMFS covenants, as well as certain special covenants, set forth in the Approval Letter.

The closing of the loan described in the Approval Letter is expected to occur in the latter part of 2006.

The foregoing description of the Approval Letter is qualified in its entirety by reference to the Approval Letter, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired

None.

b. Pro Forma Financial Information

None.

c. Shell Company Transactions

None.

d. Exhibits

10.1	Approval Letter dated as of December 1, 2005 and executed on December 6, 2005 by Omega Protein, Inc., Omega Protein Corporation and United States Department of Commerce, acting by National Oceanic and Atmospheric Administration, National Marine Fisheries Service

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: December 8, 2005.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary